AMENDMENT NO. 4 dated as of February 18, 2003 to the Credit, Security, Guaranty and Pledge Agreement dated as of June 20, 2000, as amended, among First Look Media, Inc. (formerly known as Overseas Filmgroup, Inc.) (the “Borrower”), the Guarantors named therein, the Lenders referred to therein, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent (in its capacity as such, the “Administrative Agent”) and as Issuing Bank (in its capacity as such, the “Issuing Bank”) (as the same may be amended, supplemented or otherwise modified, the “Credit Agreement”).

INTRODUCTORY STATEMENT

          The Lenders and the Administrative Agent have agreed to amend the Credit Agreement, all on the terms and subject to the conditions hereinafter set forth.

          Therefore, the parties hereto hereby agree as follows:

          Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

          Section 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

           (A)      The definition “Borrowing Base” in Article 1 of the Credit Agreement is hereby amended as follows:

                (1)      Clause (c) is amended in its entirety to read as follows:

“(c) the following amount determined in accordance with the appropriate reference period:

July 1, 2002 to March 31, 2003 April 1, 2003 to June 30, 2003 July 1, 2003 to September 30, 2003 October 1, 2003 to the Commitment Termination Date	The lesser of (i) $11,000,000 or
(ii) 50% of the Library Credit

The lesser of (i) $10,000,000 or
(ii) 45% of the Library Credit

The lesser of (i) $9,000,000 or
(ii) 40% of the Library Credit

The lesser of (i) $8,000,000 or
(ii) 35% of the Library Credit

provided, that in no event shall the value of the Library Credit for purposes of determining Borrowing Base exceed $22,662,262; plus”

           (B)      The definition of “Library Credit” in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

““Library Credit” shall mean $22,662,262, as of July 1, 2002, which amount represents the value of Completed but unsold Product and which amount shall be (i) decreased as a result of (a) the sale of such Completed but unsold Product by the amount previously included in the value of Completed but unsold Product and (b) the reduction resulting from any adjustment in ultimates used in determining the value of Completed but unsold Product so that the ultimates are reflective of management’s then current assessment of the value of such ultimates and so that such ultimates are consistent with ultimates used for financial reporting purposes and/or (ii) increased as a result of the acquisition or production of additional Completed but unsold Product by the respective actual acquisition or production cost, marketing and distribution costs and fees attributable to such item of Product based upon Borrower’s ultimates relating to such item of Product; the value of the Completed but unsold Product may be redetermined once every twelve (12) months, at the request of the Administrative Agent, by an independent consultant selected by the Administrative Agent in its reasonable discretion to an amount equal to the net present value of unsold rights without double-counting for any item of value otherwise included in the Borrowing Base and will be subject to periodic downward adjustments by the Borrower to reflect a decrease in market value indicated by subsequent sales.

           (C)      The definition of “Unsold Major Foreign Territory” in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

““Unsold Major Foreign Territory” shall mean each of (i) Australia/New Zealand, (ii) Benelux, (iii) France, (iv) Germany, (v) Italy, (vi) Japan, (vii) Scandinavia, (viii) Spain, (ix) United Kingdom, and (x) all other foreign territories in the aggregate, to the extent no part of such territory has not been presold.”

           (D)      The definition of “Unsold Territory Credit” in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

““Unsold Territory Credit” shall mean with respect to each item of Product being funded hereunder, an amount equal to 50% of the aggregate amount, determined on a territory-by-territory basis for each Unsold Major Foreign Territory, of the lesser of (x) the Borrower’s good faith estimates of the minimum guarantee to be obtained with respect to each such Unsold Major Foreign Territory and (y) the Estimated Value of each such Unsold Major Foreign Territory (or if the major territories that were sold were sold in the aggregate for less than the aggregate amount contemplated for such territories under “Estimated Value,” an amount equal to the product of the Estimated Value of the Unsold Major Foreign Territory and a fraction the numerator of which is the aggregate contract amount for the sold territories and the denomination of which is Estimated Value of those sold territories expressed in dollars; provided, however, that no Unsold Territory Credit shall be included in the Borrowing Base with respect to such item of Product unless (i) at least three of the territories listed in the definition “Unsold Major Foreign Territories” remain unsold and (ii) the Borrower shall have delivered to the Administrative Agent satisfactory evidence that it has concluded presales for at least three (3) of the territories listed in the definition “Estimated Value” (at least one of which shall be either France, Germany, Japan or the United Kingdom); further provided, that six months subsequent to Completion, no Unsold Territory Credit will be included in the Borrowing Base with respect to such item of Product and the amount of unsold territory credit shall be reduced upon the sale of such territory by an amount equal to the greater of the amount included in the Unsold Territory Credit for that territory and the actual amount of the sale.”

           (E)      Schedule 1.2 to the Credit Agreement is hereby amended by inserting the following in its proper place:

Customer Anderson Merchandisers (Walmart) Crown Media Egmont Entertainment LAPTV Atlanta Partners Oxygen Premium Movie Partnership Presidio Corporation Spentzos Film Telecine	Location Domestic Domestic Foreign Foreign Domestic Foreign Foreign Foreign Foreign	Territory USA USA Netherland Latin America USA Australia Japan Greece Brazil	OFG Limit 500,000 500,000 1,000,000 1,000,000 500,000 250,000 500,000 500,000 500,000

          Section 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor, the Administrative Agent, the Issuing Bank and the Lenders which, in the aggregate, hold the minimum percentage of the aggregate Credit Exposure required pursuant to Section 13.11 of the Credit Agreement (the date on which such condition has been satisfied being herein called the “Effective Date”).

          Section 4. Representations and Warranties. Each Credit Party represents and warrants that:

           (A)      after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

           (B)      after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

          Section 5. Further Assurances. At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.

          Section 6. Fundamental Documents. This Amendment is designated a Fundamental Document by the Administrative Agent.

          Section 7. Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

          Section 8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          Section 10. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.

          Section 11. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

          IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above:

BORROWER:

FIRST LOOK MEDIA, INC. (formerly known as
OVERSEAS FILMGROUP, INC.)

By: /s/ William F. Lischak
      Name: William F. Lischak
      Title:

GUARANTORS:

INTRASTATE FILM DISTRIBUTORS, INC.

By: /s/ William F. Lischak
      Name: William F. Lischak
      Title:

FIRST LOOK MUSIC, INC. (formerly known as
JACARANDA MUSIC, INC.)

By: /s/ William F. Lischak
      Name: William F. Lischak
      Title:

WALRUS PICTURES, INC.

By: /s/ William F. Lischak
      Name: William F. Lischak
      Title:

ALIEN TOWERS, INC.

By: /s/ William F. Lischak
      Name: William F. Lischak
      Title:

CODE 99 PRODUCTIONS, INC.

By: /s/ William F. Lischak
      Name: William F. Lischak
      Title:

MAP PRODUCTIONS, INC.

By: /s/ William F. Lischak
      Name: William F. Lischak
      Title:

LENDERS:

JPMORGAN CHASE BANK
(formerly known as The Chase Manhattan Bank),
Individually and as Administrative Agent
and Issuing Bank

By: /s/ Dennis Hefferman
      Name: Dennis Hefferman
      Title: Vice President

BNP PARIBAS

By: /s/ C. Bettles
      Name: C. Bettles
      Title: Vice President

By: /s/ Tjalling Terpstra
      Name: Tjalling Terpstra
      Title: Director

BANKGESELLSCHAFT BERLIN AG

By: /s/ Herc van Wyk
      Name: Herc van Wyk
      Title: Director

By: /s/ Gabriella Sarafjan
      Name: Gabriella Sarafjan
      Title: Manager

CITY NATIONAL BANK

By: /s/ Norman B. Starr
      Name: Norman B. Starr
      Title: Senior Vice President

COUTTS & CO.

By: /s/ C.P. Collins
      Name: C.P. Collins
      Title: Commercial Banker

COMERICA BANK — CALIFORNIA

By: /s/ Carmen Carpenter
      Name: Carmen Carpenter
      Title: Vice President

VEREINS-UND WESTBANK AG

By: /s/ A. Druskeit
      Name: A. Druskeit
Title: Assistant Vice President